Exhibit 99.1

Stardust Power Announces Q3 2024 Financial Results

GREENWICH, Conn., November 13, 2024 -- Stardust Power Inc. (“Stardust Power” or the “Company”) (Nasdaq: SDST), an American developer of battery-grade lithium products, today announced its results for the third quarter ended September 30, 2024.

Third Quarter Business Updates and Subsequent Events

Operational highlights for the third quarter of 2024 include:

●	Completion of the business combination with Global Partner Acquisition Corp II and subsequent listing on the Nasdaq Global Market (“Nasdaq”).

●	Strengthened senior management team with the appointment of Paramita Das as Chief Strategy Officer and Senior Advisor to the Chief Executive Officer and Adam Johnson as Chief Commercial Officer.

●	Selection of Primero USA to complete a Front-End Loading-3 (FEL-3) engineering design and cost study for the centrally located lithium refinery in Muskogee, Oklahoma.

●	Entered into a 90-day exclusivity period with KMX Technologies, Inc. (“KMX”) to negotiate the exclusive use of lithium brine concentration technology from KMX for use in the Stardust Power refining process in the United States and Canada, as well as certain other jurisdictions around the world.

●	The Company entered into a common stock purchase agreement (the “Purchase Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”), with the Company having the right to sell up to $50,000,000 of newly issued shares to B. Riley, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement.

“We are thrilled to report our third quarter results and the strides we have made in advancing our strategic objectives since becoming a public company. Our team has executed on many critical milestones, as we move forward to reaching final investment decision and starting construction on one of the largest lithium refineries in the world. We’re excited for the upcoming quarters and the milestones we are working towards to create value for shareholders and stakeholders,” stated Roshan Pujari, Founder and Chief Executive Officer, Stardust Power.

Third Quarter Financial Highlights

As of September 30, 2024, we had cash and cash equivalents of approximately $1.6 million. As of September 30, 2024, we had zero long term debt. Other financial highlights include:

●	Net Loss of $10.0 million for the three months ended September 30, 2024, compared to $0.8 million for the three months ended September 30, 2023, driven by higher administrative expenses in connection with being a public company, as well as to complement increased scope of operations.

●	Loss per share was $(0.22) for the three months ended September 30, 2024, compared to $(0.02) for the three months ended September 30, 2023, driven by higher net loss

●	Net cash used in operating activities totaled $8.5 million for the nine months ended September 30, 2024, compared to $1.6 million for the nine months ended September 30, 2023, driven by continued investment in operations and key talent and certain expenses related to the close of the business combination.

●	Net cash used in investing activities was $1.3 million for the nine months ended September 30, 2024, compared to $Nil for the nine months ended September 30, 2023 driven by our initial capital investments made in the anticipated building of the refinery and promissory notes given to our partners.

●	Net cash provided by financing activities was $10.1 million for the nine months ended September 30, 2024, compared to $2.5 million for the nine months ended September 30, 2023, driven by cash received from closing of the business combination including the private investment in public equity subscription agreement and convertible notes, net of transaction costs paid during the nine months ended September 30, 2024.

“We are pleased to announce our third-quarter 2024 results as we execute our strategy. We are excited about the opportunities ahead as we continue to scale our operations, while keeping an eye on being efficient with our resources” said Uday Devasper, Chief Financial Officer.

Conference Call Details

Stardust Power will host a conference call to discuss the results today, November 13, 2024, at 5:30pm EST. Participants may access the call by clicking the participant call link and ask questions: https://register.vevent.com/register/BI636e5a7167ac45fe86b733d151aba0af. Upon registering at the link you will receive the dial-in info and a unique PIN to join the call as well as an email confirmation with the details. You can also access the call via live audio webcast using the website link to listen in: https://edge.media-server.com/mmc/p/vd7zimt8.

The earnings call will be available on the Company website following the event.

About Stardust Power

Stardust Power is a developer of battery-grade lithium products designed to supply the electric vehicle (EV) industry and bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including the ability of Stardust Power to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the price of Stardust Power’s securities, including volatility resulting from sales of equity pursuant to the Purchase Agreement, changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; Stardust Power’s need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; worldwide growth in the adoption and use of lithium products; the negotiation and execution of definitive documentation regarding the licensing arrangement with KMX and the ability of Stardust Power to realize the anticipated benefits of KMX’s technology; risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; and those factors described or referenced in filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Stardust Power Contacts

For Investors:

Johanna Gonzalez
investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com